Exhibit 3.1

Articles of Incorporation (Pursuant to NRS 78)

1.    Name of Corporation:    REVELSTOKE INDUSTRIES, INC.

2.    Resident Agent Name and Street Address:    ROBERT M. TERRY

                                                                                        3493 Long Drive

                                                                                        Minden, Nevada 89423

3.    Shares:    Number of shares with par value:  50,000,000     Par Value:  $0.001

4.    Name and Address of Board of Directors:  Gordon McDougall                                   Alan Sedgwick

                                                                                    555 Burrard Street, Suite 900                    555 Burrard Street, Suite 900

                                                                                    Vancouver, BC Canada V7X 1M8           Vancouver, BC Canada V7X 1M8

6.    Name, Address and Signature of Incorporator:   Christopher Dieterich                      /s/ Chris Dieterich

                                                                                              11300 W. Olympic Boulevard, Suite 800, Los Angeles, California 90064

7.    Certificate of Acceptance of Appointment of Resident Agent:  /s/ Robert Terry                 March 25, 2004